UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2006

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY		12212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 464-0279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2006, Albany Molecular Research, Inc. (the “Company”) entered into employment agreements (the “Employment Agreements”) with the following named executive officers:  Thomas E. D’Ambra, Ph.D., Chairman of the Board of Directors, Chief Executive Officer and President; Mark T. Frost, Chief Financial Officer, Treasurer and Secretary; Kenton L. Shultis, Vice President, Large Scale Manufacturing; and Michael P. Trova, Ph.D., Senior Vice President, Chemistry (“the Executives”).  The Employment Agreements are effective as of March 3, 2006, and supersede prior agreements between the Company and each of the Executives.  The Employment Agreement with Dr. D’Ambra is effective for an initial three-year term, and each Employment Agreement with Messrs. Frost and Shultis and Dr. Trova is effective for an initial two-year term.  Each Employment Agreement automatically renews for terms of two additional years unless notice of nonrenewal is given by either the Executive or the Company no less than 180 days prior to the scheduled expiration of the initial term or any extended renewal terms.  The Employment Agreements set forth (1) the duties of the Executives, (2) a minimum base salary amount that may be increased at the discretion of the Board of Directors of the Company or the Compensation Committee of the Board of Directors, (3) the eligibility of the Executives to participate in bonus plans for senior executives that may be established by the Board of Directors of the Company or the Compensation Committee of the Board of Directors, (4) the eligibility of the Executives to participate in any and all medical, dental, pension and life insurance plans, disability income plans and other employee benefit plans in effect for senior executives of the Company, and (5) the eligibility of the Executives to receive vacation benefits in accordance with the Company’s policies for senior executives.

The Employment Agreements specify the circumstances under which employment may be terminated by either party.  In the event that  Dr. D’Ambra is terminated without Cause (as defined in his Employment Agreement), the Company will pay accrued salary and bonus, two years’ base salary, and monthly installments over a two-year period totaling the cash bonus earned, if any, in the previous year.  The Company shall also pay 100% of the costs to provide up to twelve months of outplacement support services at a level appropriate for Dr. D’Ambra’s title and responsibility and provide health and dental insurance continuation at a level consistent with the level and type in place at the time of termination for a period of thirty-six months from the date of termination.  In the event that Messrs. Frost and Shultis or Dr. Trova are terminated without Cause (as defined in their Employment Agreements), the Company will pay accrued salary and bonus, one year’s base salary, and monthly installments over a one-year period totaling the cash bonus earned, if any, in the previous year.  The Company shall also pay 100% of the costs to provide up to three months of outplacement support services at a level appropriate for the Executive’s title and responsibility and provide health and dental insurance continuation at a level consistent with the level and type in place at the time of termination for a period of twelve months from the date of termination. The termination of an Executive shall not impact his eligibility to receive technology incentive compensation payments due under the provisions of the Company’s Technology Development Incentive Plan.

Furthermore, under the terms of the Employment Agreements, the Executives are entitled to receive certain compensation and benefits in the event of a “change-in-control” of the Company.

In the event the Company terminates Dr. D’Ambra without Cause or if Dr. D’Ambra resigns his position for Good Reason (as defined in his Employment Agreement) in the twenty-four month period following a change-in-control, he will be entitled to receive a lump sum payment equal to the sum of three times his annual base salary plus an amount equal to his cash bonus, if any, received in respect of the immediately preceding year.  Additionally, Dr. D’Ambra will receive, at the Company’s expense, twelve months of outplacement support services at a level appropriate for his title and responsibility and health and dental insurance continuation at a level consistent with the level and type in place at the time of termination for three years following the date of termination.

In the event the Company terminates any of Messrs. Frost and Shultis or Dr. Trova without Cause or if any of Messrs. Frost and Shultis or Dr. Trova resigns his position for Good Reason (as defined in their Employment Agreements) in the twenty-four month period following a change-in-control, each such Executive will be entitled to receive a lump sum payment equal to the sum of his annual base salary plus an amount equal to his cash bonus, if any, received in respect of the immediately preceding year.  Additionally, each such Executive will receive, at the Company’s expense, twelve months of outplacement support services at a level appropriate for his title and responsibility and health and dental insurance continuation at a level consistent with the level and type in place at the time of termination for one year following the date of termination.

Upon a change-in-control, all stock options, restricted stock and other stock-based awards granted to each of the Executives will immediately accelerate and become fully exercisable, and each Executive will become fully vested in all Company contributions made to such Executive’s 401(k) or any profit sharing or other retirement account.  Each Executive is also entitled to a “gross-up payment” that, on an after-tax basis, is equal to the amount of any excise tax under the Internal Revenue Code and other taxes imposed on the severance payments received by such Executive pursuant to a change-in-control.

The Employment Agreements contain certain covenants with respect to confidential information, as well as non-competition and non-solicitation covenants which remain in effect for two years from the date of termination for Dr. D’Ambra, Mr. Shultis, and Dr. Trova, and one year from the date of termination for Mr. Frost.

The foregoing description of the Employment Agreements do not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2006 unless earlier terminated or filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2006	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer, Treasurer and Secretary